EXHIBIT 99.1



                                                 October 20, 2004


                            NORTHERN STATES FINANCIAL
                    POSTS INCREASE IN THIRD QUARTER EARNINGS
                     DECLARES 22ND INCREASED ANNUAL DIVIDEND


         WAUKEGAN, IL, October 20, 2004 - Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan and First State Bank of Round Lake, today reported that third quarter 2004 earnings were 2.1 percent greater than last year's like quarter. Earnings per share were $.32 for the third quarter 2004, unchanged from the same quarter last year.

         For the three months ended September 30, 2004, net income was $1,389,000 compared with $1,360,000 for the third quarter of 2003. Net income for the nine months ended September 30, 2004 was $3,292,000, or $.76 per share, compared with $4,244,000, or $.99 per share for the first nine months of last year with the decline caused by the increased provision for loan losses which was $2,620,000 greater than last year.

         Total assets reached $768 million at September 30, 2004 compared with $690 million at December 31, 2003. Total assets declined $27 million from June 30, 2004 as the Company's other borrowings from federal funds sold and securities sold under repurchase agreements were paid down by $24 million. At September 30, 2004, loans reached a record level, rising 23 percent from December 31, 2004 to more than $440 million. Deposits, at September 30, 2004, were up 30 percent from the previous year-end, totaling $639 million. The growth is largely attributable to the January 5, 2004 acquisition of First State Bank of Round Lake that accounted for $134 million in assets, $70 million in loans and $110 million in deposits at quarter-end.

         Nonperforming loans and leases at September 30, 2004 totaled $19.8 million and consist of nonaccrual loans and leases and other loans 90 days past due and in the process of collection. Total nonperforming loans and leases increased slightly from $19.7 million at December 31, 2003.

                                            NSFC Press Release
                                                 October 20, 2004

         Lease pools totaling $11.3 million have been in nonaccrual status since June 30, 2002. Prior to being placed on nonaccrual status, the Company had been recognizing income of approximately $290,000 per quarter on these leases. The lease pools were purchased in late 2000 and 2001 from Commercial Money Center, a now bankrupt equipment leasing company, and are secured by equipment and carry surety bonds that were designed to provide protection against losses from defaults on these lease pools. The sureties are Illinois Union Insurance Company, a wholly owned subsidiary of Ace Limited Insurance Company, and RLI Insurance Company. The Company is continuing its efforts to collect on these leases from the sureties through litigation. The sureties have asserted certain defenses against having to pay under the surety bonds. No assurance can be given as to the exact amounts that will be ultimately collected from the bankruptcy trustee and the sureties.

         Since the beginning of the bankruptcy, payments by the underlying obligors on the lease pools have been held by the lease servicer at the direction of the bankruptcy trustee. The Company's portion of these held payments is $1.4 million. In the second quarter of 2004, the Company was notified that the bankruptcy trustee had brought suit against financial institutions that had participated in the various lease pools, including the Company, alleging that the position of the Company and the other participants in the lease pools should be no better than that of unsecured creditors. In September 2004, the bankruptcy judge directed all parties to engage in mediation, which occurred later that month. The parties are now attempting to negotiate a settlement based on the mediation. A final resolution of these matters is expected either in the fourth quarter of 2004 or in the first quarter of 2005.

         Also on nonaccrual status is a $4.3 million loan for a 90-unit condominium construction project which was classified as a nonaccrual loan effective December 31, 2003. The Company participated on this construction project with other financial institutions and only has a portion of the total loan. The construction project has experienced substantial cost overruns and the principal borrowers have declared bankruptcy. The participating financial institutions have begun foreclosure procedures. In addition, the Company has a $1.5 million loan on a motel located near Chicago's O'Hare airport that is on nonaccrual status. The Company participated with other financial institutions and only has a portion of this total loan as well. Due to the aftermath of 9/11, this motel has been hurt by the decrease in travel that has lowered occupancy rates. Foreclosure procedures have begun against the motel by the participating financial institutions.

         The levels of nonperforming loans and leases caused increases to the provision for loan and lease losses during 2004's third quarter by $350,000 and to legal expenses by $79,000 compared with the same quarter of 2003. For the nine months ended September 30, 2004, the provision for loan losses was $2,620,000 greater than last year with a majority of the increase to the provision allocated to the $11.3 million in nonaccrual lease pools.

         The board of directors of the Northern States Financial Corporation has declared a cash dividend of $.55 per share payable on December 1, 2004 to stockholders of record at November 15, 2004. Total cash dividends for 2004 will be $1.10 per share, an increase of 1.9 percent over cash dividends paid in 2003 of $1.08. This dividend marks the TWENTY SECOND consecutive year of increases in dividends paid to stockholders and represents a dividend yield of approximately
3.9 percent.

                                            NSFC Press Release
                                                 October 20, 2004

         Northern States Financial Corporation is the holding company for the Bank of Waukegan, a full-service commercial bank founded in 1962 with six branches in Lake County, Illinois, and for the First State Bank of Round Lake, founded in 1949 with an additional two branches in Lake County, Illinois. Both banks serve the populations of northeastern Illinois and southeastern Wisconsin.

FORWARD-LOOKING INFORMATION

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, difficulties in integrating the acquired operations, changes from estimated purchase accounting adjustments relating to the acquisition of Round Lake Bankcorp, Inc., difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, the potential for further deterioration in the credit quality of the Company's loan and lease portfolios, uncertainty regarding the Company's ability to ultimately recover on the surety bonds and cash held by the bankruptcy trustee relating to equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company's market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.

                                            NSFC Press Release
                                                 October 20, 2004



                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)


         QUARTER ENDED SEPTEMBER 30,:                 2004              2003
         ----------------------------                ------            ------
         Net Income                                  $1,389            $1,360
         Basic & Diluted Earnings Per Share          $ 0.32            $ 0.32
         Return on Average Assets                       .71%              .86%
         Return on Average Equity                      7.51%             7.12%
         Efficiency Ratio                             63.50%            58.75%
         Yield on Interest
             Earning Assets                            4.53%             4.31%
         Yield on Interest
             Bearing Liabilities                       1.57%             1.71%
         Net Interest Margin                           2.96%             2.60%



         NINE MONTHS ENDED SEPTEMBER 30,:             2004              2003
         --------------------------------            ------            ------
         Net Income                                  $3,292            $4,244
         Basic & Diluted Earnings Per Share          $  .76            $  .99
         Return on Average Assets                       .56%              .90%
         Return on Average Equity                      5.82%             7.38%
         Efficiency Ratio                             61.33%            56.86%
         Yield on Interest
             Earning Assets                            4.34%             4.52%
         Yield on Interest
             Bearing Liabilities                       1.50%             1.96%
         Net Interest Margin                           2.84%             2.56%

                                            NSFC Press Release
                                                 October 20, 2004



                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)


                                                  SEPT. 30,          DEC. 31,
                                                     2004              2003
                                                     ----              ----

         Total Assets                            $  767,504        $  689,619
         Loans and Leases                           440,401           358,226
         Total Deposits                             638,736           493,132
         Total Stockholders' Equity                  75,520            75,329
         Nonperforming Loans and Leases              19,794            19,650
         Nonperforming Loans and Leases to
            Loans and Leases                           4.50%             5.49%
         Book Value per Share                    $    17.57        $    17.50
         Number of Shares Outstanding             4,299,105         4,305,105




                      NORTHERN STATES FINANCIAL CORPORATION
                                DIVIDEND HISTORY

                             June 1          December 1           Total
                             ------          ----------           -----

          1999               $  .35            $  .40            $  .75
          2000                  .43               .47               .90
          2001                  .48               .52              1.00
          2002                  .53               .53              1.06
          2003                  .54               .54              1.08
          2004                  .55               .55              1.10



FOR ADDITIONAL INFORMATION, CONTACT:
         FRED ABDULA, CHAIRMAN OF THE BOARD (847) 244-6000 EXT. 238
         Websites: www.bankofwaukegan.com
                           www.nsfc.net

                                            NSFC Press Release
                                                 October 20, 2004

NORTHERN STATES FINANCIAL CORPORATION
-------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEETS
-------------------------------------
September 30, 2004 and December 31, 2003  (In thousands of dollars)
 (Unaudited)

                                                      September 30,       December 31,
      Assets                                               2004               2003
                                                     ---------------     --------------
Cash and due from banks                                     $ 25,880           $ 18,403
Interest bearing deposits in financial institutions              139                181
Federal funds sold                                            22,669             20,000
                                                     ---------------     --------------
   Total cash and cash equivalents                            48,688             38,584
Securities available for sale                                250,518            280,445
Loans and leases                                             440,401            358,226
Less: Allowance for loan and lease losses                     (6,265)            (4,383)
                                                     ---------------     --------------
   Loans and leases, net                                     434,136            353,843
Federal Home Loan Bank and Federal Reserve Bank
  stock                                                        2,108              1,871
Office buildings and equipment, net                            9,172              5,370
Other real estate owned                                        4,916              3,766
Goodwill                                                       9,717                 84
Other intangible assets                                        2,898                  0
Accrued interest receivable                                    3,707              3,429
Other assets                                                   1,644              2,227
                                                     ---------------     --------------
   Total assets                                             $767,504           $689,619
                                                     ===============     ==============
      Liabilities and Stockholders' Equity
Liabilities
Deposits
   Demand - noninterest bearing                             $ 62,844           $ 52,398
   Interest bearing                                          575,892            440,734
                                                     ---------------     --------------
      Total deposits                                         638,736            493,132
Securities sold under repurchase agreements
   and other short-term borrowings                            40,958             83,367
Federal funds purchased                                            0             26,500
Federal Home Loan Bank advances                                6,500              6,500
Advances from borrowers for taxes and insurance                  531                535
Accrued interest payable and other liabilities                 5,259              4,256
                                                     ---------------     --------------
      Total liabilities                                      691,984            614,290
Stockholders' Equity
Common stock                                                   1,789              1,789
Additional paid-in capital                                    11,584             11,584
Retained earnings                                             67,757             66,833
Accumulated other comprehensive income (loss), net            (1,060)              (489)
Treasury stock, at cost                                       (4,550)            (4,388)
                                                     ---------------     --------------
   Total stockholders' equity                                 75,520             75,329
                                                     ---------------     --------------
   Total liabilities and stockholders' equity               $767,504           $689,619
                                                     ===============     ==============

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

                                            NSFC Press Release
                                                 October 20, 2004


NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and nine months ended September 30, 2004 and 2003
(In thousands of dollars, except per share data)
(Unaudited)

                                         Three months ended            Nine months ended
                                      Sept. 30,      Sept. 30,      Sept. 30,      Sept. 30,
                                         2004           2003           2004           2003
                                    ------------   ------------   ------------   ------------
Interest income
   Loans (including fee income)           $6,014         $4,830        $17,393        $15,176
   Securities
     Taxable                               2,074          1,568          5,904          4,969
     Exempt from federal income tax           95             73            288            240
   Federal funds sold and other               76             16            244             52
                                    ------------   ------------   ------------   ------------
      Total interest income                8,259          6,487         23,829         20,437
                                    ------------   ------------   ------------   ------------
Interest expense
   Time deposits                           1,876          1,388          5,254          4,797
   Other deposits                            405            290          1,169          1,020
   Other borrowings                          218            463            779          1,551
                                    ------------   ------------   ------------   ------------
      Total interest expense               2,499          2,141          7,202          7,368
                                    ------------   ------------   ------------   ------------
Net interest income                        5,760          4,346         16,627         13,069
Provision for loan and lease losses          500            150          3,050            430
                                    ------------   ------------   ------------   ------------
Net interest income after provision
   for loan and lease losses               5,260          4,196         13,577         12,639
Noninterest income
   Service fees on deposits                  660            566          1,910          1,650
   Trust income                              158            199            548            530
   Mortgage banking income                    67             50            131            287
   Other operating income                    275            218            750            578
                                    ------------   ------------   ------------   ------------
      Total noninterest income             1,160          1,033          3,339          3,045
Noninterest expense
   Salaries and employee benefits          2,158          1,669          6,415          5,074
   Occupancy and equipment, net              507            354          1,462          1,063
   Data processing                           387            166          1,083            473
   Legal                                     364            285            713            868
   Amortization of intangible assets         116              0            348              0
   Other operating expenses                  862            686          2,225          1,684
                                    ------------   ------------   ------------   ------------
      Total noninterest expense            4,394          3,160         12,246          9,162
                                    ------------   ------------   ------------   ------------
Income before income taxes                 2,026          2,069          4,670          6,522
Income tax expense                           637            709          1,378          2,278
                                    ------------   ------------   ------------   ------------
Net income                                $1,389         $1,360         $3,292         $4,244
                                    ============   ============   ============   ============

Basic and diluted earnings per
share                                      $0.32          $0.32          $0.76          $0.99

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